Exhibit 99.1

Joe’s Jeans Reports 50% Increase in Net Sales to $50.5 Million for the 4th Quarter of Fiscal 2013

LOS ANGELES--(BUSINESS WIRE)--February 13, 2014--Joe’s Jeans Inc. (the “Company”) (NASDAQ: JOEZ) today announced financial results for the fourth quarter ended November 30, 2013. Highlights were:

  Consolidated fourth quarter net sales increased 50% to $50.5 million;
  Excluding transaction and amortization expenses associated with the purchase of Hudson Clothing Holdings, Inc. (“Hudson”), adjusted operating income was up 105% to $6.5 million dollars for the fourth quarter of fiscal 2013;
  Wholesale net sales increased 60%; and
  Retail store net sales increased 11%.

For the fourth quarter ended November 30, 2013, overall net sales were $50.5 million compared to $33.7 million in the prior year comparative period, or a 50% increase. We completed our acquisition of Hudson on September 30, 2013 and our results for the fourth quarter of fiscal 2013 reflect the operation for two months of Hudson as one of our subsidiaries.

Our overall gross profit for the quarter increased to $21.7 million from $15.7 million in the prior year comparative period, or a 38% increase. Our overall gross margin in the fourth quarter of fiscal 2013 was 43% compared to 47% in the fourth quarter of fiscal 2012. Impacting our gross profit and gross margins for the quarter was a non-cash charge of approximately $2.0 million related to the fair value step up of inventory acquired in connection with the acquisition of Hudson that was subsequently sold in October and November 2013. Excluding this charge, our gross margin for the fourth quarter of fiscal 2013 would have been comparable at 47%. Operating expense in the fourth quarter of fiscal 2013 was $20.2 million compared to $12.5 million a year ago. Operating expense includes approximately $3.0 million in transaction expenses associated with the acquisition of Hudson. Excluding the transaction expenses, our operating expense would have been $17.2 million for the fourth quarter of fiscal 2013. Our operating income was $1.5 million compared to $3.2 million in the prior year comparative period and we had a net loss of $1.8 million compared to net income of $2.0 million in the prior year period. As a result, our fully diluted loss per share was $0.03 for the fourth quarter of fiscal 2013 compared to earnings per share of $0.03 in same period a year ago.

Excluding transaction expenses and the charge related to the acquired inventory, our operating income would have been $6.5 million, our net income would have been $2.4 million and our fully diluted earnings per share would have been $0.03 for the quarter. We refer you to our reconciliation of these non-GAAP financial measures at the end of this release.

Marc Crossman, President and Chief Executive Officer, commented, “With just two months of our Hudson subsidiary included in our fourth quarter results, we are pleased to report record consolidated revenues and gross profits. Excluding the transaction expenses and inventory charge, our operating income would have doubled from the prior year period.”

Wholesale

Net sales for our wholesale segment in the fourth quarter of fiscal 2013 increased 60% to $42.8 million compared to $26.8 million in the year ago period, including net sales for two months of Hudson® in fiscal 2013. In addition, within our wholesale business, our men’s Joe’s® sales channels experienced growth and we benefited from sales from our else™ brand. Gross margins for our wholesale segment were 39% for the fourth quarter of fiscal 2013 compared to 41% in the prior year comparable quarter and were impacted by the charge related to the fair value step up of Hudson inventory. Excluding this charge, our gross margins would have been 44%. For the fourth quarter, wholesale operating expense increased to $4.8 million compared to $3.7 million in the year ago period. Our wholesale operating income increased to $11.9 million in the fourth quarter of fiscal 2013 compared to $7.3 million in the prior year comparative period.

Mr. Crossman commented, “With the addition of $15.6 million in net sales from Hudson, our wholesale division experienced tremendous growth for the quarter.” Crossman continued, “Excluding the inventory charge and without the addition of Hudson, our Joe’s and else™ combined gross margins would have been improved to 42% compared to 41% in the year ago period. With the acquisition completed, we are now focused on implementing operational integrations and growing the two businesses for 2014.”

Retail

Net sales from our retail segment in the fourth quarter increased 11% to $7.7 million compared to $7.0 million in the prior year comparative period. The growth in retail sales was driven by revenue contribution from growing our store base from 28 to 34 stores in the comparative periods. Gross margins for our retail segment decreased to 64% from 68% in the year ago period and were impacted by heavier promotional activity in the retail channel as our competitors were more promotional. Retail operating expense increased as a result of additional expenses associated with expanding our store base compared to the prior year period. Overall, for the fourth quarter, we had an operating loss of $421,000 compared to operating income of $526,000 a year ago for our retail segment.

Mr. Crossman commented, “Our retail store base grew by six stores from the fourth quarter of fiscal 2012 to 2013 and we faced tough comparisons from strong holiday sales in the year ago period. In addition, we were more promotional this quarter than the comparable quarter in order to keep pace with our competitors, which impacted our overall retail operations. With that said, we are seeing improvement in our retail same store sales for the first quarter of fiscal 2014.”

Corporate and Other

For the fourth quarter of fiscal 2013, our corporate and other expenses were $9.9 million compared to $4.7 million in the fourth quarter a year ago. Corporate and other expenses increased due to transaction related expenses in connection with the acquisition of Hudson in the fourth quarter of fiscal 2013. Excluding the transaction expenses and expenses associated with Hudson’s corporate operations, our corporate expenses would have decreased by approximately $1 million.

The Company will host a conference call on Thursday, February 13, 2014 at 4:30 p.m. Eastern Time with the Company’s Chief Executive Officer, Marc Crossman, and its Chief Financial Officer, Hamish Sandhu, to discuss financial results for the fourth quarter and fiscal year ended November 30, 2013.

To access the live call, please dial 1(800) 264-7882 (U.S.) or (847) 413-3708 (International). The conference ID number and participant passcode is 36518765 and is titled the “Q4 2013 Joe’s Jeans Inc. Earnings Conference Call.” The information provided on the teleconference is only accurate at the time of the conference call, and the Company will take no responsibility for providing updated information. A telephone replay of the conference call will be available beginning at 7:00 p.m. Eastern Time on February 13, 2014 until 11:59 p.m. Eastern Time on February 20, 2014 by dialing 1(888) 843-7419 (U.S.) or 1(630) 652-3042 (International) and using the conference passcode 36518765#. In addition, the conference call will be archived for two weeks on the Company’s website at www.joesjeans.com.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the effect of transaction expenses and an amortization charge related to the fair value step up of inventory in connection with the acquisition of Hudson. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Management used these non-GAAP financial measures to internally evaluate the performance of its business and make operating decisions. We believe that providing the non-GAAP measures is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand our financial performance in comparison to historical periods, and it allows investors to evaluate our performance using the same methodology and information as that used by management. However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. These non-GAAP financial measures are intended to complement, and not considered as an alternative to, the most directly comparable GAAP financial measure.

We have provided a reconciliation table of the non-GAAP measure to the equivalent GAAP measure.

JOE’S JEANS INC. AND SUBSIDIARIES
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share data)

	Three months ended
	November 30,	November 30,
	2013	2012
	(unaudited)

GAAP net (loss) income and comprehensive (loss) income	$(1,812)	$1,963
Transaction expenses and amortization of inventory fair value step up, net of tax	4,167	-
Non-GAAP net income and comprehensive income, excluding transaction expenses and amortization of inventory fair value step up	$2,355	$1,963

GAAP (loss) earnings per common share - basic	$(0.03)	$0.03
Non-GAAP earnings per common share - basic	$0.03	$0.03

GAAP (loss) earnings per common share - diluted	$(0.03)	$0.03
Non-GAAP earnings per common share - diluted	$0.03	$0.03

Adjusted weighted average shares outstanding:
Basic	67,541	66,010
Diluted	68,675	67,175

JOE’S JEANS INC. AND SUBSIDIARIES
NON-GAAP OPERATING INCOME AND SEGMENT RESULTS
(in thousands)

	Three months ended
	November 30,	November 30,
	2013	2012
	(unaudited)

GAAP operating income	$1,508	$3,169
Transaction expenses and amortization of inventory fair value step up	4,997	-
Non-GAAP operating income, excluding transaction expenses and amortization of inventory fair value step up	$6,505	$3,169

Non-GAAP operating income:
Wholesale, excluding amortization of inventory fair value step up	$13,865	$7,296
Retail	(421)	526
Corporate and other, excluding transaction expenses	(6,939)	(4,653)
Non-GAAP operating income, excluding transaction expenses and amortization of inventory fair value step up	$6,505	$3,169

JOE’S JEANS INC. AND SUBSIDIARIES
NON-GAAP SEGMENT OPERATING EXPENSES
(in thousands)

	Three months ended
	November 30,	November 30,
	2013	2012
	(unaudited)

GAAP operating expenses:
Wholesale	$4,826	$3,686
Retail	5,404	4,200
Corporate and other	9,936	4,653
GAAP operating expenses	$20,166	$12,539

Non- GAAP operating expenses:
Wholesale	$4,826	$3,686
Retail	5,404	4,200
Corporate and other, excluding transaction expenses	6,939	4,653
Non-GAAP operating expenses, excluding transaction expenses	$17,169	$12,539

JOE’S JEANS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share data)

	Three months ended
	November 30,	November 30,
	2013	2012
	(unaudited)
Net sales	$50,494	$33,736
Cost of goods sold	28,820	18,028
Gross profit	21,674	15,708

Operating expenses
Selling, general and administrative	19,180	12,062
Depreciation and amortization	986	477
	20,166	12,539
Operating (loss) income	1,508	3,169
Interest expense	2,249	99
Other expense	209	-
(Loss) income before provision for taxes	(950)	3,070
Income tax expense	862	1,107
Net (loss) income and comprehensive (loss) income	$(1,812)	$1,963

(Loss) earnings per common share - basic	$(0.03)	$0.03

(Loss) earnings per common share - diluted	$(0.03)	$0.03

Weighted average shares outstanding:
Basic	67,541	66,010
Diluted	67,541	67,175

The following table sets forth certain segment information for the three months ended November 30, 2013 and 2012, respectively:

JOE’S JEANS INC. AND SUBSIDIARIES
SEGMENT RESULTS
(in thousands)

	Three months ended
	November 30,	November 30,
	2013	2012
	(unaudited)
Net sales:
Wholesale	$42,763	$26,783
Retail	7,731	6,953
	$50,494	$33,736

Gross profit:
Wholesale	$16,691	$10,982
Retail	4,983	4,726
	$21,674	$15,708

Operating income (loss):
Wholesale	$11,865	$7,296
Retail	(421)	526
Corporate and other	(9,936)	(4,653)
	$1,508	$3,169

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe’s® brand and related trademarks. In the fourth quarter of fiscal 2013, the Company acquired Hudson Clothing Holdings, Inc., a leading global designer and marketer of women’s and men’s premium branded denim apparel, as a wholly owned subsidiary of Joe’s Jeans. Visit: joesjeans.com or facebook.com/joesjeans and hudsonjeans.com or facebook.com/HudsonJeans.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this document involved estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate,” “project,” “expect” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: our ability to successfully integrate the business of Hudson Clothing Holdings, Inc., or Hudson, and realize cost savings and any other synergies; unexpected costs or unexpected liabilities that may arise from the transaction; the inability to retain key personnel; the diversion of management’s time and attention from our ongoing business during this time period, the impact of the acquisition on our stock price, the anticipated benefits of the acquisition on our financial results, business performance and product offerings, the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, continued acceptance of our product, product demand, competition, capital adequacy, general economic conditions and the potential inability to raise additional capital, if required, the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the Company’s first party vendors could have a negative impact on the Company’s reputation; a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report together with all of the Company’s other filings made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

CONTACT:
Joe’s Jeans Inc.
Hamish Sandhu, 323-837-3700 x 304
(Investor Relations)
or
Alejandra Dibos, 323-837-3700
alejandra@joesjeans.com
(Press)